Exhibit 99.1

ITALK INC. COMPLETES ACQUISITION OF TEXAS TELECOMMUNICATIONS COMPANY ITG, INC.

Ft. Lauderdale, Florida, May 29, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company"), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has completed the acquisition of ITG, Inc., an established 17-year-old Texas-based international telecommunications company.

"For the past 17 years, ITG has been a leader at providing retail long distance calling card services over the Internet. They were pioneers in the business and have built a loyal customer base that now generates over $1 million in annual revenue," commented David F. Levy, Chief Executive Officer of iTalk Inc. "Now that ITG is a part of the iTalk family, we plan to execute an aggressive growth strategy to leverage their product offerings, customer base, and backend process capabilities with our cutting edge smartphone apps and VoIP technologies. This will provide current ITG subscribers with the added option to utilize powerful iTalk smartphone apps to make crystal clear long distance calls easier than ever before and greatly increase the potential for ITG to acquire new customers and maximize the potential revenue per customer."

Currently, ITG long distance calling card customers dial a local or toll free access number, then their personal calling card number, and then enter the destination telephone number to complete a call. The incorporation of iTalk smartphone apps and VoIP technologies with the ITG platform will allow users to make one-touch calls directly from their cell phone contact lists without calling an access number or calling card number. iTalk believes this upgrade and simplification of the ITG calling process will appeal to a larger potential customer base looking for low long distance calling rates and ease of use.

About ITG, Inc.

Established in 1996, ITG, Inc. is a Texas based international telecommunications group focused on direct to consumer subscriber voice and data services. Headquartered in Dallas, ITG was one of the first companies to make purchasing high quality, low cost international calling services available to customers via the Internet. Currently, over 20,000 customers trust ITG for their international calling needs. ITG offers its customers a 100% satisfaction guarantee which it backs up with a state-of-the-art network powered by companies such as Cisco Systems and Dell. During the last 10 years, over $10 million has been invested in the proprietary ITG platform. In addition to an extremely reliable network, ITG is also well known for providing outstanding customer service and is accredited with the Better Business Bureau (BBB).

About iTalk

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The
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Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.